Exhibit 1.1

Tanger Inc.

Common Shares

($0.01 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

December 6, 2023

BofA Securities, Inc.

Wells Fargo Securities, LLC

BTIG, LLC

Nomura Securities International, Inc.

Regions Securities LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

As Agents and/or Forward Sellers

Bank of America, N.A.

Wells Fargo Bank, National Association

Nomura Global Financial Products, Inc.

Regions Securities LLC

The Bank of Nova Scotia

The Toronto-Dominion Bank

Truist Bank

As Forward Purchasers

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Tanger Inc., a North Carolina corporation (the “Company”), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), confirm their agreement with each of BofA Securities, Inc., Wells Fargo Securities, LLC, BTIG, LLC, Nomura Securities International, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc., each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or, in certain cases, forward seller (except in the case of BTIG, LLC) (in any such capacity, each, an “Agent”, and collectively, the “Agents”), and each of Bank of America, N.A., Wells Fargo Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank, each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent or Nomura Securities International, Inc. (acting through BTIG, LLC as agent) acting as forward seller for the applicable Forward Purchaser (each a “Forward Seller”, and collectively, the “Forward Sellers”), then such Agent (or, in the case of BTIG, LLC, Nomura Securities International, Inc.), as Forward Seller, shall be acting solely in its capacity as sales agent for such Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller (or in the case of BTIG, LLC as Agent, to Nomura Securities International, Inc. as Forward

Seller), mutatis mutandis. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as Forward Seller for such Forward Purchaser, except that Nomura Securities International, Inc. may act as Forward Seller for Nomura Global Financial Products, Inc. It is also understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares.

The Company proposes, subject to the terms and conditions set forth in this At-the-Market Equity OfferingSM Sales Agreement (the “Agreement”), to (i) issue and sell from time to time to or through the Agents, the Company’s common shares, $0.01 par value (the “Common Shares”), and (ii) instruct the applicable Forward Sellers, severally and not jointly, from time to time to offer and sell Common Shares, all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate number of Common Shares sold pursuant to clauses (i) and (ii) above (the “Shares”) (including Common Shares issued and sold by the Company to or through the Agents pursuant to this Agreement and any Terms Agreements (as hereinafter defined) and Common Shares borrowed by any Forward Purchasers or their respective affiliates and sold through any Forward Sellers in connection with any Confirmations (as hereinafter defined)) shall have an aggregate gross sales price of not to exceed $250,000,000. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. For the avoidance of doubt, any references in this Agreement to “Shares” shall not include any “Confirmation Shares” (as defined below).

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in separate forward sale transaction confirmations, each in substantially the form of Annex II hereto (each, a “Confirmation”, and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an affiliate thereof (including the Forward Seller affiliated with such Forward Purchaser) up to the maximum number of Common Shares as may be sold in accordance with this Agreement in connection with such Confirmation. In connection therewith, the Company and each Forward Purchaser understand that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Forward Seller (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), as sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms set forth under this Agreement.

The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-275907), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents and Forward Sellers for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means, (i) with respect to each offering and sale of Shares pursuant to this Agreement, the time of the initial entry into contracts with investors for the sale of such Shares through an Agent, acting as sales agent or Forward Seller, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares from an Agent, acting as principal.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Sellers or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof, that is furnished to the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Agent, each Forward Seller and each Forward Purchaser, as of the date hereof, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents or the Forward Sellers pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Agents, the Forward Sellers or the Forward Purchasers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the names of the Agents, the Forward Sellers and the Forward Purchasers appearing in the first paragraph on the cover page of the Prospectus and in the General Disclosure Package (collectively, the “Agent Information”).

(iii) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the

Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Terms Agreement and any Confirmation, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v) (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement, any Terms Agreement and any Confirmation and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii) The historical consolidated financial statements of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects and in conformity with generally accepted accounting principles (“GAAP”) their respective financial positions as of the dates indicated and their respective results of operations for the periods specified. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with GAAP applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rules 3-05 and 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made. Any supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been compiled and derived on a basis consistent with the related financial statements presented or incorporated by reference therein. No other historical or pro forma financial statements (or schedules) are required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Company and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) Any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP. Any pro forma consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the pro forma financial position of the Company and its consolidated subsidiaries and the Operating Partnership and its consolidated subsidiaries and as of the dates indicated and the results of operations for the periods specified. Any pro forma financial statements have been prepared in accordance with GAAP consistently applied, the assumptions on which such pro forma financial statements have been prepared are reasonable, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

(ix) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Centers (as defined below) has occurred, (c) there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise and (d) except for (i) regular quarterly dividends on the Common Shares and the associated distribution with respect to the Operating Partnership’s partnership interests or (ii) dividends or distributions declared, paid or made in accordance with the terms of any outstanding class or series of the Company’s preferred shares which are set forth in the Company’s Amended and Restated Articles of Incorporation, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and, except for regular quarterly distributions, there has been no distribution of any kind made by the Operating Partnership with respect to its partnership interests.

(x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, or contemplated under, this Agreement.

(xi) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect in (A) the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business, or (B) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement or, if and to the extent applicable, in any Confirmation or any Terms Agreement (collectively, a “Material Adverse Effect”).

(xii) The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 12, 2021, as amended, if applicable (the “Agreement of Limited Partnership”), has been duly and validly authorized, executed and delivered by the Company, and by the partners of the Operating Partnership, including the Company in its capacity as sole general partner of the Operating Partnership, and is a valid and binding agreement of the Company and the partners of the Operating Partnership, including the Company in its capacity as sole general partner of the Operating Partnership, enforceable in accordance with its terms. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of North Carolina, has power and authority to own, lease and operate its factory outlet centers owned or partially owned on the date hereof (the “Centers”), and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to the Company as a holder of the general partnership units and the preferred general partnership units under the Agreement of Limited Partnership).

(xiii) No waivers, consents or approvals of the holders of any class or series of capital stock of the Company or units of partnership interest of the Operating Partnership need to be obtained in connection with the issuance and sale of the Shares and the Confirmation Shares, except for those that have been obtained and delivered in writing to the Agents, the Forward Sellers and the Forward Purchasers before the date hereof.

(xiv) Each significant subsidiary of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (including, without limitation, the Operating Partnership) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has power and authority to own, lease and operate its Centers and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or the Operating Partnership, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or the Operating Partnership or any of their subsidiaries that is described in the General Disclosure Package and the Prospectus. The only Subsidiaries of the Company are (a) the Subsidiaries listed in Exhibit 21 to the Company’s and the Operating Partnership’s Form 10-K, and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(xv) The authorized, issued and outstanding capital stock of the Company is as stated in the Disclosure Package and the Prospectus; such shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or other similar rights; and the Company has duly reserved a sufficient number of common shares for issuance upon exchange of outstanding partnership units in the Operating Partnership. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) except for the equity interests in the Operating Partnership (“Units”) and the Company’s share options and restricted share awards, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(xvi) This Agreement has been, and any Terms Agreement will have been as of its date, duly authorized, executed and delivered by the Company and the Operating Partnership.

(xvii) (A) The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, if and to the extent applicable, any Terms Agreement, and, when issued and delivered by the Company pursuant to this Agreement and, if and to the extent applicable, any Terms Agreement, against payment of the consideration set forth in this Agreement and, if and to the extent applicable, any Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights, resale rights, rights of first offer or refusal or other similar rights and (B) any Common Shares to be delivered pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized for issuance and sale by the Company to the applicable Forward Purchaser pursuant to such Confirmation and, if and when issued and delivered by the Company pursuant to such Confirmation against payment of any consideration specified therein, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. The issuance of the Shares and Confirmation Shares is not subject to any preemptive or other similar rights, and no holder of securities of the Company has any right which has not been exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the 1933 Act in the public offering contemplated by this Agreement.

(xviii) None of the Company, the Operating Partnership or any of their subsidiaries is (a) in violation of its charter, by-laws, agreement of limited partnership or other organizational documents, as applicable, (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, or (c) in violation of any statute, law, rule, regulation, judgment, order, writ or decree applicable to the Company, Operating Partnership or their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, body or agency having jurisdiction over the Company, the Operating Partnership or their subsidiaries or any of its or their properties, assets or operations (each, a “Governmental Entity”), except for any such violation or default with respect to subclauses (b) and (c) that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, or, if and to the extent applicable, of any Confirmation or any Terms Agreement, and the consummation of the transactions contemplated herein, or, if and to the extent applicable, of any Confirmation or any Terms Agreement, and compliance by the Company and the Operating Partnership, each jointly and severally, with obligations hereunder and thereunder, including the issuance and sale of the Shares and any Confirmation Shares, have been duly authorized by all necessary action, and will not conflict with or constitute (with or without the giving of notice or the passage of time or both) a breach of, or default under (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, except as would not reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of charter, by-laws, the Agreement of Limited Partnership, or other organizational documents of the Company, the Operating Partnership or any of their subsidiaries or any applicable law, statute, rule, regulation, order of any Governmental Entity.

(xix) Commencing with the Company’s taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for its qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xx) Neither the Company nor the Operating Partnership is, or will be after giving effect to the offering and sale of the Shares and any proceeds received pursuant to any Confirmation, and the application of proceeds thereof as described in the Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Operating Partnership or any of their subsidiaries threatened against the Company, the Operating Partnership or any of their subsidiaries which is required to be disclosed in the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might be reasonably expected to (a) result in any Material Adverse Change, or (b) materially and adversely affect the property or assets thereof taken as one enterprise or (c) materially and adversely affect the consummation of this Agreement, or, if and to the extent applicable, any Confirmation or any Terms Agreement, or the transactions contemplated herein, or, if and to the extent applicable, by any Confirmation or any Terms Agreement. All pending legal or governmental proceedings to which the Company, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject which are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no contracts or documents of the Company, the Operating Partnership or any of their subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations or incorporated by reference into the Registration Statement under the 1934 Act or the 1934 Act Regulations, which have not been so filed or incorporated.

(xxii) Neither the Company nor the Operating Partnership is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business to be operated by it which are not currently owned or possessed, the failure of which to own or possess would have a Material Adverse Effect.

(xxiii) No authorization, approval, permit or consent of or registration or qualification with any court or governmental authority or agency is necessary in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or real estate syndication laws.

(xxiv) Each of the Company and the Operating Partnership possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as presently conducted, and neither the Company nor the Operating Partnership has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, except those which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(xxv) The Company and the Operating Partnership have full right, power and authority to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, and each of the Company and the Operating Partnership have full right, power and authority to enter into this Agreement and any Terms Agreement and this Agreement has been, and any Terms Agreement will have been as of its date, duly authorized, executed and delivered by the Company and the Operating Partnership.

(xxvi) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus or the General Disclosure Package, at the time they became effective or were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, and, when read together with the other information in the Prospectus and the General Disclosure Package, at the time the Registration Statement or any post-effective amendment became effective and as of any Settlement Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxvii) (a) Except as otherwise disclosed or referred to in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Operating Partnership have good and marketable title to the Centers, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than as described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus (including the financial statements incorporated by reference therein) or which are not material in amount; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or the Operating Partnership which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (c) neither the Company or the Operating Partnership nor, to the best of the knowledge of the Company or the Operating Partnership, any lessee under a lease relating to any of the Centers, is in default under any of the leases relating to the Centers, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case for such defaults that would not reasonably be expected to have a Material Adverse Effect; (d) each of the Centers is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (e) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Centers, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such proceedings or actions that would not reasonably be expected to have a Material Adverse Effect.

(xxviii) The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus are not convertible into an equity ownership interest nor does the Company or the Operating Partnership hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned or leased by the Company or the Operating Partnership or any of their subsidiaries.

(xxix) The Company or the Operating Partnership have coverage under title insurance policies or the indirect benefit of such coverage by having accepted the Centers pursuant to warranty deeds from a grantor who has coverage under prior title insurance policies on each of the Centers in an amount at least equal to the cost of acquisition of such Property.

(xxx) The Company, the Operating Partnership and their subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Each of the Company and the Operating Partnership has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxi) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or their subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company, the Operating Partnership or any of their subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxii) The Company and the Operating Partnership have not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(xxxiii) The Shares and Confirmation Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

(xxxiv) The Company, the Operating Partnership and their Subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and the Operating Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s and the Operating Partnership’s management as appropriate to allow timely decisions regarding required disclosure. The Company, the Operating Partnership and their Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act through December 31, 2022.

(xxxv) Except as disclosed in the General Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s the Operating Partnership’s internal control over financial reporting.

(xxxvi) The Company, the Operating Partnership and their Subsidiaries are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(xxxvii) No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Operating Partnership or their Subsidiaries on the other hand, which is required to be described in the General Disclosure Package and the Prospectus which is not so described.

(xxxviii) The Company and the Operating Partnership are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or the Operating Partnership would have any liability. Neither the Company nor the Operating Partnership has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(xxxix) Each of the Company and the Operating Partnership and their subsidiaries has timely filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (giving effect to any applicable extensions) and has paid all taxes due thereon or otherwise due and payable, including any interest and penalties, except those being contested in good faith and in any case in which the failure to file such tax returns or pay such taxes and other assessments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Company, the Operating Partnership or their subsidiaries which has had (nor does the Company or the Operating Partnership have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(xl) Except as described in the General Disclosure Package and the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution to the Company, from repaying to the Company any loans or advances made by the Company to the Operating Partnership.

(xli) Except as described in the Registration Statement, General Disclosure Package and the Prospectus, the subsidiaries of the Operating Partnership are not currently prohibited, directly or indirectly, from paying any distributions to the Operating Partnership to the extent permitted by applicable law, from making any other distribution to the Operating Partnership, from repaying to the Operating Partnership for any loans or advances made by the Operating Partnership to any such subsidiaries.

(xlii) The Company and the Operating Partnership maintain (i) as of December 31, 2022, effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xliii) Other than this Agreement or any Confirmation or any Terms Agreement and as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Plan of Distribution,” there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company or the Operating Partnership or the Agents, the Forward Sellers or the Forward Purchasers for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(xliv) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xlv) None of the Company, the Operating Partnership or, and of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their subsidiaries (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) has taken any action, directly or indirectly, that would result in a violation by such persons of (A) any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (B) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (C) the U.K. Bribery Act 2010 (the “Bribery Act”) of the United Kingdom, or (D) any other applicable anti-bribery or anti-corruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment and, the Company, the Operating Partnership and their subsidiaries and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlvi) The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(xlvii) None of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is (i) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares or the Confirmation Shares hereunder or under any Terms Agreement or any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Agent, Forward Seller, Forward Purchaser, advisor, investor or otherwise) of Sanctions.

(xlviii) The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, Forward Sellers and Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Operating Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Agents, the Forward Sellers and the Forward Purchasers to properly identify their respective clients.

(xlix) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(l) No labor dispute with the employees of the Company, the Operating Partnership or any of its subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(li) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s or the Operating Partnership’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement or for the offering, issuance, sale or delivery of Shares and Confirmation Shares or the consummation of the transactions contemplated in this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(lii) The Company, the Operating Partnership and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any of their subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their subsidiaries therein, and which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, invalidity or inadequacy could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(liii) Each Confirmation will have been as of its date, duly authorized, executed and delivered by the Company and when executed and delivered by the applicable Forward Purchaser, such Confirmation will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Confirmations set forth in the General Disclosure Package, Prospectus and any Issuer Free Writing Prospectus is correct in all material respects.

(liv) The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(lv) (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company, the Operating Partnership or their subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership or their subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ IT Systems and Data that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) none of the Company, the Operating Partnership or their subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Operating Partnership or their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, the Operating Partnership and their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(lvi) To the knowledge of the Company and the Operating Partnership, the Company, the Operating Partnership and their subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws, statutes, judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company, the Operating Partnership and their subsidiaries of Personal Data collected from or provided by third parties. (collectively, the “Privacy Laws”). The Company, the Operating Partnership and the subsidiaries have in place, comply with, and take appropriate steps reasonably consistent with industry standards and practices, or as required by applicable regulatory standards designed to (i) ensure compliance with its privacy policies, all third-party obligations and industry standards regarding Personal Data; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). To the knowledge of the Company and the Operating Partnership, the execution, delivery and performance of this Agreement, any Confirmation and any Terms Agreement will not result in a material breach of violation of any Privacy Laws or Policies. None of the Company, the Operating Partnership or any of their subsidiaries has received notice of any material violation of any Privacy Laws and, to the knowledge of the Company and the Operating Partnership, is aware of any facts that, individually or in the aggregate, would reasonably constitute a violation of any Privacy Laws. To the knowledge of the Company and the Operating Partnership, there is no action, suit or proceeding by or before any court or governmental agency authority or body pending or threatened alleging material non-compliance with Privacy Laws or Policies.

Any certificate signed by any officer of the Company in such capacity or by the Company as general partner of the Operating Partnership and delivered to the Agents, the Forward Sellers and the Forward Purchasers or their counsel in connection with the offering of the Shares and any Confirmation Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Agent, Forward Seller and/or Forward Purchaser, as applicable, participating in such offering as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to, from time to time, (1) issue and sell Shares through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal pursuant to a Terms Agreement and (2) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the applicable Forward Seller (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), to instruct such Forward Purchaser to borrow, offer and sell Shares through such Forward Seller, acting as agent for such Forward Purchaser, in each case, in accordance with the terms of this Section 2 and as contemplated by such Confirmation. Sales of the Shares, if any, through an Agent acting as sales agent for the Company or the applicable Forward Seller or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold to or through an Agent or any Forward Seller, as applicable, on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent or such Forward Seller to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. Such instruction shall also specify whether such Shares (i) will be sold through an Agent, as sales agent, in accordance with clause 2(a)(1) above or (ii) borrowed by a Forward Purchaser and sold through the applicable Forward Seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause 2(a)(2) above. With respect to an instruction under clause 2(b)(ii) above, such instruction shall also include, for purposes of (and as defined under) the related Confirmation, the proposed “Maturity Date,” percentage for purposes of the “Initial Forward Price,” “Spread,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” the “Forward Price Reduction Dates,” the “Forward Price Reduction Amounts” and the “Hedge Completion Date” (together, the “Proposed Confirmation Terms”). On any Trading Day, the Company may sell Shares through only one Agent or one Forward Seller and, if it determines to do so, shall instruct the applicable Agent or applicable Forward Seller by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent or such Forward Seller) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of the Agents or Forward Sellers is acting for the Company in a capacity other than as Agent or Forward Seller under this Agreement or as principal under any Terms Agreement. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent or such Forward Seller shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent (whether acting as agent of the Company or as Forward Seller on behalf of any Forward Purchaser) in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers as to any change of the Agent or the Forward Seller through whom sales of Shares will be made. With respect to any instruction accepted by a Forward Seller, the applicable Forward Purchaser (or agent thereof) shall use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to borrow the number of Shares designated by the Company. Any Confirmation to be entered into between the Company and a Forward Purchaser under clause 2(a)(2) in connection with an instruction provided by the Company under clause 2(b)(ii) and accepted by the applicable Forward Seller under this Section 2 shall include each of the Proposed Confirmation Terms when delivered by the Forward Purchaser to the Company for execution unless the Company has agreed otherwise in writing prior to the delivery of such Confirmation for execution. In the event of a conflict between the terms of this Agreement and the terms of any Confirmation or Terms Agreement, the terms of such Confirmation or Terms Agreement, as applicable, will control. The Company, the Agents and the Forward Sellers each acknowledge and agree that (A) there can be no assurance that any Agent or any Forward Seller will be successful in selling any Shares or that any Forward Purchaser or any of its affiliates will be successful in borrowing, offering and selling Shares through the applicable Forward Seller, and (B) none of the Agents, the Forward Sellers or the Forward Purchasers will incur any liability or obligation to the Company as sales agent (whether acting as agent of the Company or as Forward Seller) if any Agent or any Forward Seller fails to sell Shares for any reason other than a failure to use such Agent’s or such Forward Seller’s respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement. In addition to the foregoing, any instruction provided to Nomura Securities International, Inc., as Forward Seller, is also subject to acceptance by BTIG, LLC, and such instruction shall not be effective against Nomura Securities International, Inc. until accepted by both Nomura Securities International, Inc. and BTIG, LLC. Such instruction, for the avoidance of doubt, may be accepted or rejected by Nomura Securities International, Inc. or BTIG, LLC, in its sole discretion.

(c) The Company or the Agent or the Forward Seller, as applicable, through whom the sale of Shares are to be made on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent or such Forward Seller is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice, or with respect to Shares that are subject to any Terms Agreement or any outstanding Confirmation entered into prior to the giving of such notice.

(d) The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent or applicable Forward Seller shall be equal to, in the discretion of such Agent or such Forward Seller but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent or such Forward Seller on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. In connection with Section 2(a)(1) above, the compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent for the Company shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Agreement. In connection with sales pursuant to Section 2(a)(2) of this Agreement, the compensation payable to such Forward Seller for sales of Shares will not exceed 2.0% of the gross sales price for such Shares pursuant to this Agreement and the applicable Confirmation and shall be paid by the Company exclusively through the determination of “Initial Forward Price” under the applicable Confirmation. The Company may sell Shares to an Agent or Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such sales (the “Net Proceeds”). The applicable Agent or the applicable Forward Seller shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent or Forward Seller for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent or such Forward Seller will agree to compensation for such Agent or such Forward Seller that is customary for such sales.

(e) If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement. With respect to any sales by an Agent as sales agent for the Company, such Agent shall provide written confirmation setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales. With respect to any sales by a Forward Seller, such Forward Seller shall provide written confirmation setting forth the number of borrowed Shares sold on such day, the aggregate Net Proceeds to the applicable Forward Purchaser and the then-current “Initial Forward Price” under any Confirmation with respect to which Shares have been sold on such day promptly following the close of trading on the NYSE on such day.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, any Confirmation and any Terms Agreement, or which are the subject of instructions to an Agent or Forward Seller pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents, the Forward Sellers and the Forward Purchasers in writing (email shall constitute written notice for this Section 2(f)). In addition, under no circumstances shall any Shares to be sold through any Agent or any Forward Seller be offered or sold, or be the subject of instructions to such Agent or such Forward Seller pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to such Agent or such Forward Seller and any affiliated Forward Purchaser in writing, and the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares duly authorized, reserved and available from time to time for issuance and sale under such Confirmation or listed or approved for listing on the NYSE. None of the Agents, the Forward Sellers or the Forward Purchasers shall have responsibility for maintaining records with respect to Shares sold pursuant to this Agreement, any Terms Agreement or any Confirmation, Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g) If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the other parties hereto and future offers and sales of Shares through the Agents and the Forward Sellers, in each case on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act become satisfied with respect to the Company or the Shares, the Company shall promptly notify the other parties hereto.

(h) Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company or applicable Forward Purchaser, as applicable, and the applicable Agent, the applicable Agents or the applicable Forward Seller (each such day, a “Settlement Date”). On each date of settlement for the sale of Shares through an Agent acting as sales agent for the Company pursuant to Section 2(a)(1) hereof (each such day, a “Direct Settlement Date”), or through a Forward Seller pursuant to Section 2(a)(2) hereof (each such day, a “Forward Settlement Date” and, together with a Direct Settlement Date, each, a “Settlement Date”), the Shares sold through the applicable Agent or applicable Forward Seller for settlement on such date shall be delivered by the Company or the Forward Purchaser, as the case may be, to the applicable Agent or applicable Forward Seller against payment of (i) the Net Proceeds from the sale of such Shares or (ii) the aggregate gross price from the sale of such Shares (the “Gross Proceeds”) as mutually agreed between the Company or the Forward Purchaser, as applicable, and the applicable Agent or applicable Forward Seller. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s or applicable Forward Seller’s account at The Depository Trust Company against payment by the applicable Agent or applicable Forward Seller of the Net Proceeds or Gross Proceeds, as applicable, from the sale of such Shares in same day funds delivered to an account designated in writing by the Company or the Forward Purchaser, as applicable. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company and the Operating Company, jointly and severally, shall (i) indemnify and hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the applicable Agent any commission to which it would otherwise be entitled absent such default. In the event the Company or Forward Purchaser and the Agent or the Forward Seller have mutually agreed to the delivery of Gross Proceeds on the Settlement Date, the compensation payable to such Agent or Forward Seller shall be set forth and invoiced in a statement from the Agent or the Forward Seller to the Company or Forward Purchaser and payment shall be made by the Company or Forward Purchaser promptly after its receipt thereof.

(i) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent or a Forward Seller to offer or sell, any Shares through an Agent or Forward Seller (and, by notice to the Agents, the Forward Sellers and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents and the Forward Sellers shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j) Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes that Shares be offered and sold at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the applicable Agent, the applicable Forward Seller and/or the applicable Forward Purchaser (with a copy to counsel for the Agents and Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, such Forward Seller and/or such Forward Purchaser and, prior to its filing, obtain the written consent of such Agent, such Forward Seller and/or such Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent, such Forward Seller and/or such Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent, such Forward Seller and/or such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k) The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(l) In the event that either (i) a Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the Initial Stock Loan Rate to do so, then the obligation herein of the applicable Forward Seller with respect to such instruction shall only extend to the aggregate number of Shares that the Forward Purchaser (or its agent) is able to so borrow below such cost. For purposes of this Section 2(l), “Initial Stock Loan Rate” shall mean the number of basis points per annum specified in the text opposite “Additional Adjustment” in the relevant Confirmation.

Section 3. Covenants. Each of the Company and the Operating Partnership, jointly and severally, agrees with the Agents, the Forward Sellers and the Forward Purchasers:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents, the Forward Sellers and the Forward Purchasers as soon as reasonably practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents, Forward Sellers and/or Forward Purchasers, as applicable), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents and the Forward Sellers, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, Forward Sellers and Forward Purchasers or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of a an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as reasonably practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents, the Forward Sellers and the Forward Purchasers shall reasonably object.

(c) Filing or Use of Amendments and Supplements. The Company will give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of a an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents, the Forward Sellers and the Forward Purchasers shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Agents, the Forward Sellers and the Forward Purchasers and counsel for the Agents, the Forward Sellers and the Forward Purchasers, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, the Forward Sellers and the Forward Purchasers and counsel for the Agents, the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents, the Forward Sellers and Forward Purchasers or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement or any Terms Agreement, or under any Confirmation, in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares and Confirmation Shares on, and satisfy the requirements of, the NYSE.

(k) Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent or a Forward Seller and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents, the Forward Sellers and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, an Agent or Forward Seller may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or such Forward Seller.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n) Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement or any Terms Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, (1) the number of Shares sold by or through the Agents under this Agreement or any Terms Agreement during such fiscal quarterly period, (2) the number of borrowed Shares sold by the Forward Sellers, in connection with any Confirmation and (3) the net proceeds received by the Company and the applicable Forward Purchasers and the aggregate compensation paid by the Company to the Agents and Forward Sellers in connection with the transactions described in clauses (1) and (2).

(o) Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”)), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents, the Forward Sellers or the Forward Purchasers (each date of any such request by the Agents, the Forward Sellers or the Forward Purchasers, a “Request Date”), the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished officers’ certificates pursuant to this Section 3(o) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent or any Forward Seller to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers officers’ certificates pursuant to this Section 3(o), then no Agent, Forward Seller or Forward Purchaser shall be required or requested to make offers or sales of, or borrow, Shares until such time as it has received the officers’ certificate contemplated by this Section 3(o) dated as of the date of delivery thereof.

(p) Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents, the Forward Sellers and the Forward Purchasers) or, in the case of clause (A) above, such Agents, as the case may be,) and counsel to the Agents, the Forward Sellers and the Forward Purchasers, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished the opinions and letters pursuant to this Section 3(p) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent or any Forward Seller to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents, the Forward Sellers and/or the Forward Purchasers the opinions and letters pursuant to this Section 3(p), then before the Company instructs any Agent or any Forward Seller to sell any Shares or enters into any Terms Agreement with any Agent or Agents or any Confirmations with any Forward Purchaser or Forward Purchasers, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers (or the applicable Agent(s)) the opinions and letters pursuant to this Section 3(p) dated as of the date of delivery thereof.

(q) Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished accountant letter(s) pursuant to this Section 3(q) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent or any Forward Seller to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents, the Forward Sellers and/or the Forward Purchasers accountant letter(s) pursuant to this Section 3(q), then before the Company instructs any Agent or any Forward Seller to sell any Shares or enters into any Terms Agreement with any Agent or Agents or any Confirmations with any Forward Purchaser or Forward Purchasers, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers (or the applicable Agent(s)) accountant letter(s) pursuant to this Section 3(q) dated as of the date of delivery thereof.

(r) Trading in the Common Shares. The Company consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Shares for the Agents’, the Forward Sellers’ and the Forward Purchasers’ respective accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement, any Confirmation or any Terms Agreement.

(s) Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents, the Forward Sellers and the Forward Purchasers or counsel for the Agents, the Forward Sellers and the Forward Purchasers, fully and in a timely manner, in connections with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(t) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(u) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(v) Long Positions in Common Shares. In connection with entering into any Confirmation, neither the Company, the Operating Partnership nor any of their respective affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to the Common Shares.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and under each Confirmation and each Terms Agreement, as applicable, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents, the Forward Sellers and the Forward Purchasers to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, the Forward Sellers and the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with, the review by FINRA of the terms of sales of Shares (not to exceed $5,000), (ix) the fees and expenses incurred in connection with the listing of the Shares and any Confirmation Shares on the NYSE, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof and (xi) if the Company has not sold Shares with an aggregate gross sales price of at least $10,000,000 by June 6, 2025, the reasonable documented out-of-pocket expenses of the Agents, the Forward Sellers and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, which amount shall not exceed $100,000.

Section 5. Conditions of the Agents’, the Forward Sellers’ and the Forward Purchasers’ Obligations. The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder and under each Confirmation and Terms Agreement, as applicable, are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company, on behalf of the Company and in its capacity as general partner of the Operating Partnership, delivered pursuant to the provisions hereof and under each Confirmation and Terms Agreement, as applicable, at each Representation Date, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents, the Forward Sellers and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b) Opinion of Counsel for the Agents, the Forward Sellers and the Forward Purchasers. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Morrison & Foerster LLP, counsel for the Agents, the Forward Sellers and the Forward Purchasers, dated such date, with respect to such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company, the Operating Partnership and their subsidiaries and certificates of public officials.

(c) Opinions of Counsel to the Company. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel to the Company and the Operating Partnership, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel to the Company and the Operating Partnership, with respect to certain tax matters, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Womble Bond Dickinson (US) LLP, counsel to the Company and the Operating Partnership, dated such date, to the effect set forth in Exhibit C hereto and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(d) Accountants’ Letter. On the date of this Agreement, the Agents, the Forward Sellers and, in certain cases, the Forward Purchasers shall have received a letter from Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Agents, the Forward Sellers and such Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e) Officer’s Certificate on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, stating the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares and Confirmation Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(f) Officers’ Certificate for the Company and the Operating Partnership. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents, the Forward Sellers and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and of the general partner of the Operating Partnership, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Operating Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g) Listing. The Shares and any Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(h) Additional Documents. On the date of this Agreement, counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, the Forward Sellers and the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein, in any Confirmation or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares and Confirmation Shares as contemplated herein, in any Confirmation or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and Forward Purchasers and counsel for the Agents, the Forward Sellers and Forward Purchasers.

(i) Termination of this Agreement. If any condition specified in this Section 5(i) shall not have been fulfilled when and as required to be fulfilled, each Agent, each Forward Seller and each Forward Purchaser shall have the right, by notice to the Company at any time, to terminate this Agreement (with respect to itself) in its sole discretion at any time, but solely with respect to such Agent, Forward Seller or Forward Purchaser, as applicable. Any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6. Indemnification.

(a) Indemnification of the Agents, the Forward Sellers and the Forward Purchasers. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agents, the Forward Sellers and the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company or the Operating Partnership in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company or the Operating Partnership;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents, the Forward Sellers and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(b) Indemnification of Company, Directors and Officers. Each Agent, each Forward Seller and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership, each of their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, the Forward Sellers and the Forward Purchasers, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company or the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agent, Forward Seller and Forward Purchaser, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), Forward Seller(s) and Forward Purchaser(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), Forward Seller(s) and Forward Purchaser(s), on the other hand, in connection with the applicable offering of Shares pursuant to this Agreement, any Confirmation and any Terms Agreement shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Operating Partnership (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation Shares sold under any Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Shares), on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agent(s), Forward Seller(s) and Forward Purchaser(s), on the other hand. For the avoidance of doubt, the net proceeds received by a Forward Purchaser upon the sale of Shares by a Forward Seller shall be calculated based on the aggregate value of the Spread (as defined in the related Confirmation) retained by such Forward Purchaser in respect of the forward stock purchase transaction related to such Shares (net of any hedging and other costs associated with such transaction and the related Confirmation).

The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agent(s), Forward Seller(s) or Forward Purchaser(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the applicable Agent(s), Forward Seller(s) or Forward Purchaser(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Operating Partnership and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents, Forward Sellers and Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent and no Forward Seller shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent or such Forward Seller or its related Forward Purchaser in connection with Shares placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s, a Forward Seller’s or a Forward Purchaser’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, such Forward Seller or such Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’, the Forward Sellers’ and the Forward Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Seller, a Forward Purchaser or its Affiliates, selling agents, officers or directors or any person controlling such Agent, such Forward Seller or such Forward Purchaser, or the Company, the Operating Partnership or its officers or directors, or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Shares.

Section 9. Termination.

(a) This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, a Forward Seller or a Forward Purchaser, as to itself, upon the giving of written notice to the other parties hereto.

(b) The applicable Agent may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agent, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c) If the Company, the Operating Partnership and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d) In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents and the Forward Sellers shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 13, 14, 15 and 16 hereof shall remain in effect.

(e) Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall effect the validity, effectiveness or enforceability of any executed Confirmation or any executed Terms Agreement and any such executed Confirmation and executed Terms Agreement shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation and such Terms Agreement).

Section 10. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail, email or by fax, and any such notice shall be effective when received at the address specified below:

If to the Company or the Operating Partnership, to:

Tanger Inc.

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

Attention: Jessica K. Norman

Email: Jessica.Norman@tanger.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Julian Kleindorfer

Chuck Cassidy

Email:       julian.kleindorfer@lw.com

charles.cassidy@lw.com

If to an Agent, Forward Seller or Forward Purchaser, as applicable, delivered via fax or email with a confirmation copy mailed to the addresses set forth below:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution Team, email:

dg.atm_execution@bofa.com

Facsimile: (646) 855-3073

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Desk and Special Equities Group

Facsimile: (212) 214-5918

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with a copy to IBLegal@btig.com

Regions Securities LLC

1180 West Peachtree Street NW, Suite 1400

Atlanta, Georgia 30309

Email: ECMDesk@regions.com

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Equity Capital Markets

Facsimile: (212) 225-6653

Email: us.ecm@scotiabank.com

us.legal@scotiabank.com

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Attention: Equity Capital Markets

Email: USTransactionAdvisory@tdsecurities.com

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attention: Equity Capital Markets

Email: dl.atm.offering@truist.com

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: atmexecution@nomura.com

with a copy to Dan.Rosenbaum@nomura.com

and BTIG, LLC as agent of Nomura Securities International, Inc.

at the addresses for BTIG, LLC provided above

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Email: rohan.handa@baml.com

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Special Equities Group and Corporate Equity Derivatives

Facsimile: (212) 214-5918

Email: CorporateDerivativeNotifications@wellsfargo.com

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

with a copy to nyequitieslegal@nomura.com

and BTIG, LLC at the addresses for BTIG, LLC provided above

The Bank of Nova Scotia

250 Vesey Street

New York, New York 10281

Attention: Chief Legal Officer, U.S.

Facsimile: (212) 225-6550

Email: us.ecm@scotiabank.com

us.legal@scotiabank.com

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Global Equity Derivatives

Phone: (212) 827-7306

Email: TDUSAGEDUSInvestorSolutionsSales@tdsecurities.com

and Bradford.Limpert@tdsecurities.com

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attention: Equity Syndicate Department

Email: dl.atm.offering@truist.com, with a copy

to michael.collins@truist.com

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Larry Medvinsky

Email: lmedvinsky@mofo.com

Section 11. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) each purchase and sale of Shares pursuant to this Agreement, any Confirmation or any Terms Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the applicable Agents, Forward Sellers and/or Forward Purchasers, on the other hand, (b) the Agents, Forward Sellers and/or Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or the Operating Partnership or any of their subsidiaries or other affiliates with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement or the process leading thereto (irrespective of whether the applicable Agents, Forward Sellers and/or Forward

Purchasers have advised or are currently advising the Company or the Operating Partnership or any of their subsidiaries or other affiliates on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement or any Confirmation or any Terms Agreement, (c) the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (d) the Agents, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or the Operating Partnership or any other person or entity with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Sellers, the Forward Purchasers, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers, the Forward Purchasers, their respective Affiliates and selling agents, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers, the Forward Purchasers, their respective Affiliates and selling agents, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser); provided that such New Forward Purchaser meets the requirements for a transferee set forth under the caption “Transfer and Assignment” in the form of the Confirmation set forth in Annex II hereto).

Section 14. Trial by Jury. Each of the Company and the Operating Partnership (on their respective behalves and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates), and the Agents, the Forward Sellers and the Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Operating Partnership and each Agent, each Forward Seller and each Forward Purchaser agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Operating Partnership and each Agent, each Forward Seller and each Forward Purchaser irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18. Counterparts. This Agreement, any Confirmation and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement, any Confirmation and any Terms Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement, any Confirmation and any Terms Agreement will constitute due and sufficient delivery of such counterpart.

Section 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Sellers, the Forward Purchasers, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

TANGER INC.

By:	/s/ Michael J. Bilerman
Name:	Michael J. Bilerman
Title:	Executive Vice President, Chief Financial Officer and Chief Investment Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By: Tanger Inc., its General Partner

By:	/s/ Michael J. Bilerman
Name:	Michael J. Bilerman
Title:	Executive Vice President, Chief Financial Officer and Chief Investment Officer

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC. As Agent

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director

BANK OF AMERICA, N.A. As Forward Purchaser

By:	/s/ Rohan Handa
Name:	Rohan Handa
Title:	Managing Director

WELLS FARGO SECURITIES, LLC As Agent

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

BTIG, LLC As Agent

By:	/s/ JT Herman
Name:	JT Herman
Title:	Managing Director

NOMURA GLOBAL FINANCIAL PRODUCTS, INC. As Forward Purchaser

By:	/s/ Jeffrey Petillo
Name:	Jeffrey Petillo
Title:	Authorized Representative

[Signature Page to Sales Agreement]

NOMURA SECURITIES INTERNATIONAL, INC. As Forward Seller

By:	/s/ Jason Eisenhauer
Name:	Jason Eisenhauer
Title:	Managing Director

REGIONS SECURITIES LLC As Agent and Forward Purchaser

By:	/s/ Edward L. Armstrong
Name:	Edward L. Armstrong
Title:	Managing Director - ECM

SCOTIA CAPITAL (USA) INC. As Agent

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

THE BANK OF NOVA SCOTIA As Forward Purchaser

By:	/s/ Michael Curran
Name:	Michael Curran
Title:	Managing Director

TD SECURITIES (USA) LLC As Agent

By:	/s/ Brad Limpert
Name:	Brad Limpert
Title:	Managing Director

THE TORONTO-DOMINION BANK As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name:	Vanessa Simonetti
Title:	Managing Director

[Signature Page to Sales Agreement]

TRUIST SECURITIES, INC. As Agent

By:	/s/ Geoffrey Fennel
Name:	Geoffrey Fennel
Title:	Director

TRUIST BANK As Forward Purchaser

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Managing Director

[Signature Page to Sales Agreement]

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.

The execution and delivery of the Sales Agreement by the Company and the Operating Partnership, the execution and delivery of any Forward Confirmation by the Company, assuming such Forward Confirmation was executed and delivered on the date hereof in accordance with the terms of the Sales Agreement and such Forward Confirmation, and the issuance and sale of the Primary Shares by the Company through or to you pursuant to the Sales Agreement and the issuance and delivery of Confirmation Shares by the Company to the applicable Forward Purchaser pursuant to any Forward Confirmation, assuming such Confirmation Shares were issued, sold and/or delivered to the applicable Forward Purchaser on the date hereof in accordance with the terms of such Forward Confirmation, do not on the date hereof:

i.	result in the breach of, or a default under, any of the Specified Agreements;

ii.	violate any federal or New York statute, rule or regulation applicable to the Company or the Operating Partnership; or

iii.

require any consents, approvals, permits or authorizations to be obtained by the Company or the Operating Partnership from, or any registrations, declarations or filings to be made by the Company or the Operating Partnership with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the Operating Partnership on or prior to the date hereof that have not been obtained or made.

2.

The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the date hereof, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act.

3.

The Registration Statement, at December 6, 2023, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S T or the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

4.

Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Form 10-K, 10-Q and Form 8-K, registration statements on Form 8-A or proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Incorporated Documents. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

Exhibit A-1

5.

The Company and the Operating Partnership are not, and immediately after giving effect to the sale by the Company of Primary Shares and/or sale by the applicable Forward Purchasers through the related Forward Sellers of Forward Hedge Shares with an aggregate gross sales price up to the Maximum Program Amount, in each case in accordance with the Sales Agreement, and the issuance and delivery by the Company of the Confirmation Shares to the applicable Forward Purchasers in full physical settlement of the Company’s obligations under the applicable Forward Confirmations, assuming such Confirmation Shares were issued and delivered to such Forward Purchasers on the date hereof in accordance with the terms of such Forward Confirmations, and the application of the proceeds from the sale of such Shares as described in the Prospectus under the caption “Use of Proceeds,” the Company and the Operating Partnership will be not, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, at the time it became effective on December 6, 2023, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

•

the Prospectus, as of the date hereof (together with the Incorporated Documents at that date), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

Exhibit A-2

Exhibit B

FORM OF OPINION OF COMPANY’S TAX COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.

Commencing with its taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.

The statements set forth in the Base Prospectus under the caption “Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

Exhibit B-1

Exhibit C

FORM OF OPINION OF COMPANY’S NORTH CAROLINA COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.	The Company is a corporation validly existing under the laws of the State of North Carolina.

2.	The Operating Partnership is a limited partnership validly existing under the laws of the State of North Carolina.

3.	The Operating Partnership is qualified to transact business as a foreign limited partnership in each jurisdiction listed on Schedule II to this opinion.

4.

The Company has the corporate power to execute, deliver and perform its obligations under the Sales Agreement and to carry on its business as now conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus.

5.

The Operating Partnership has the power under the Certificate of Limited Partnership, the Agreement of Limited Partnership and the North Carolina Revised Uniform Limited Partnership Act to execute, deliver and perform its obligations under the Sales Agreement and to carry on its business as now conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus.

6.

The Company has authorized the execution, delivery and performance of the Agreement of Limited Partnership by all necessary action under its Bylaws. The Agreement of Limited Partnership is valid, binding and enforceable against the Company.

7.	All of the partnership interests of the Operating Partnership have been issued in accordance with the Agreement of Limited Partnership.

8.	The Company has authorized the execution, delivery and performance of the Sales Agreement by all necessary corporate action. The Company has duly executed and delivered the Sales Agreement.

9.

The Operating Partnership has authorized the execution, delivery and performance of the Sales Agreement by all necessary action under the Certificate of Limited Partnership, the Agreement of Limited Partnership and the North Carolina Revised Uniform Limited Partnership Act. The Operating Partnership has duly executed and delivered the Sales Agreement.

10.

The Company is the sole general partner of the Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to the Company as a holder of the partnership units under the Agreement of Limited Partnership).

11.

We are not representing the Company or the Operating Partnership in any pending litigation in which either the Company or the Operating Partnership is a named defendant, or in any litigation that is overtly threatened in writing against either the Company or the Operating Partnership by a potential claimant, that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Sales Agreement.

12.

The execution and delivery of the Sales Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions provided for in the Sales Agreement do not:

(a)	violate any provision of the Amended Articles or Bylaws of the Company or the Agreement of Limited Partnership of the Operating Partnership;

Exhibit C-1

(b)

to our knowledge, violate any applicable law of the state of North Carolina or any order of any court or governmental authority that is binding on the Company, the Operating Partnership or any of their respective assets; or

(c)

violate or constitute a breach of or default under any of the Credit Agreements (no opinion, however, is given as to whether the execution and delivery of the Sales Agreement would cause any financial covenants in any Credit Agreement to be violated).

13.

Except for (a) the right to exchange units of the Operating Partnership for common stock of the Company, (b) rights with respect to share options and restricted shares granted pursuant to the Company’s Amended and Restated Incentive Award Plan, amended and restated effective May 19, 2023, as amended to date, and (c) as provided in Section 4.5 and Section 11.3 of the Agreement of Limited Partnership of the Operating Partnership, no shareholder of the Company or holder of units of the Operating Partnership or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company or the Operating Partnership arising by operation of the Amended Articles or Bylaws of the Company or the Agreement of Limited Partnership of the Operating Partnership or the North Carolina Business Corporation Act.

14.

The Shares have been duly authorized by all necessary corporate action on the part of the Company for issuance and sale by the Company pursuant to the Sales Agreement and, when issued and delivered by the Company pursuant to the Sales Agreement against payment of the consideration set forth in the Sales Agreement, will be validly issued and fully paid and non-assessable. The Confirmation Shares have been duly authorized by all necessary corporate action on the part of the Company for issuance pursuant to the Sales Agreement and, when and to the extent (i) the applicable Confirmation has been duly executed and delivered, and (ii) such Confirmation Shares have been issued and delivered by the Company in accordance with the terms of the applicable Confirmation against payment therefor (or net share settlement thereof) in accordance with such Confirmation, will be validly issued and fully paid and non-assessable. The issuance of the Shares and the Confirmation Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. No holder of the Shares or the Confirmation Shares will be subject to personal liability by reason of being such a holder.

15.

The issued and outstanding capital shares of the Company are as stated in the Prospectus under the headings “Description of Common Shares” and “Description of Preferred Shares” as of the date set forth therein and in the General Disclosure Package under the heading “Description of Common Shares” as of the date hereof; and such shares have been duly authorized by all necessary corporate action on the part of the Company and validly issued, and are fully paid and non-assessable and to the best of our knowledge and information, are not subject to preemptive or other similar rights.

Exhibit C-2

Annex I

Tanger Inc.

Common Shares

($0.01 par value)

FORM OF TERMS AGREEMENT

[ADDRESS OF AGENTS]

Ladies and Gentlemen:

Tanger Inc., a North Carolina corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated December 6, 2023 (the “Sales Agreement”), among the Company, Tanger Properties Limited Partnership, a North Carolina limited Partnership (the “Operating Partnership”), and each agent party thereto as sales agent, forward seller and/or principal and each forward purchaser party thereto, to issue and sell to [[ •] and [•]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the Common Shares specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional Common Shares specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [•] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

Annex I-1

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [•] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [•], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to (a) the Agent, as agent of the Company or (b) the Forward Sellers, the Forward Purchasers, the Confirmations, Confirmation Shares and related transactions, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s], the Company and the Operating Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

TANGER INC.

By:
Name:
Title:

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	Tanger Inc., its General Partner

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:
Name:
Title:

*	Include only if the Underwriter[s][has][have] an option to purchase additional Common Shares from the Company.

Annex I-2

Annex II

FORM OF REGISTERED FORWARD CONFIRMATION

Final Form

FORM OF REGISTERED FORWARD CONFIRMATION

Date:	[•], 20[•]

To:	Tanger, Inc.

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions”) and the 2006 ISDA Definitions (the “2006 Definitions” and, together with the 2002 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the pricing supplement substantially in the form of Annex B hereto (the “Pricing Supplement”) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date. In the event of any inconsistency with the Agreement, this Confirmation, the Pricing Supplement, the 2006 Definitions and the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions, (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Each of Party A and Party B represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]

Party B:	Tanger Inc.

Trade Date:	[•], 20[•]

Effective Date:	The first day (occurring on or after the Trade Date) on which any Shares sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Forward Seller”) pursuant to the ATM Equity OfferingSM Sales Agreement, dated December ___, 2023 between Party A, Party B, each Forward Seller and the other parties thereto, as may be amended from time to time (the “Sales Agreement”), settle.

Base Amount:	The aggregate number of Shares sold through the Forward Seller, acting as forward seller for Party A pursuant to the Sales Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of (i) [DATE][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any Settlement Date with respect to the full Base Amount and (iii) [DATE].[2] Promptly after the Hedge Completion Date, Party A will furnish Party B with the Pricing Supplement specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”) and the Initial Forward Price, each determined in accordance with the terms hereof. Upon a written request by Party B, Party A shall provide written support for the calculation of the Initial Forward Price concurrently within two Exchange Business Days of such request.

[1]	Insert Maturity Date specified by Party B in instruction under the Sales Agreement.
[2]	Insert date specified by Party B in instruction under the Sales Agreement.

2

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding anything to the contrary contained herein, to the extent Party B delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties hereto (taking into account Party A’s commercially reasonable hedge positions in respect of the Transaction).

Initial Forward Price:	[•]%[3] of the volume weighted average price at which the Shares are sold through the Forward Seller acting as forward seller for Party A pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares that have been sold and that have settled on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Daily Rate:	For any day, a rate equal to (i)(A) the Overnight Bank Funding Rate for such day, minus (B) the Spread, divided by (ii) 360.

[3]	Insert percentage equal to 100 minus the agreed upon commission (which shall not exceed _%), as specified by Party B in instruction under the Sales Agreement.

3

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no rate appears on any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•][4] basis points.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common shares, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “SKT”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. In the event that the Calculation Agent makes any calculations, adjustments or determinations pursuant to this Confirmation, the Agreement or the 2002 Definitions, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) after receiving Party B’s related written request provide to Party B at the email address(es) specified in such request, a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for any such calculation, adjustment or determination (including any quotations, market data or information from external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing its proprietary models or other

[4]	Insert Spread specified by Party B in instruction under the Sales Agreement.

4

information that is subject to contractual, legal or regulatory obligations to not disclose such information); provided that following the occurrence of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurs and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Whenever the Calculation Agent is required or permitted to act or to exercise judgment in any way with respect to the Transaction, including, without limitation, with respect to calculations, adjustments and determinations that are made in its sole discretion or otherwise, the Calculation Agent shall do so in good faith and in a commercially reasonable manner.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

5

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date (if applicable) that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the reasonable judgment of Party A, based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (as if such requirements were applicable to purchases by Party A in connection with its unwind activity hereunder and under any Additional Transaction) or, in its commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B”.

6

Unwind Period:	The period from and including the first Exchange Business Day following the date Party B provides Settlement Notice for a valid election of Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Scheduled Trading Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines, in its commercially reasonable judgment, is material.”

Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Party A, in its reasonable discretion, based on advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Party A) for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall promptly notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Party B on the day Party A believes that the circumstances giving rise to such Regulatory Disruption have changed. Party A shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.

7

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Securities Act:	The Securities Act of 1933, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

8

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) the difference between (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus USD 0.__, and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment and in a commercially reasonable manner that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date, the Net Share Settlement Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Net Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Net Share Settlement Shares are actually delivered to Party A, then the portion of the Net Share Settlement Shares payable by Party A to Party B in respect of the Deferred Net Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Net Shares.

9

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the quotient of (A) the Cash Settlement Amount that would have been payable if Cash Settlement were applicable to such Settlement Date and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Disrupted Day, the volume-weighted average price reported on the Bloomberg Page “SKT <Equity> AQR SEC” (or any successor thereto) for such Exchange Business Day (without regard to preopen or after hours trading outside of such regular trading session for such Exchange Business Day) as reported at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session); provided, however, that if such price is unavailable for an Exchange Business Day or the Calculation Agent determines, in its good faith judgment and in a commercially reasonable manner, that such price does not correctly reflect the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), the Calculation Agent shall, in a good faith, commercially reasonable manner, determine the 10b-18 VWAP for such Exchange Business Day based on the criteria specified above in this proviso.

10

Cash Settlement or Net Share Settlement Valuation Disruption:	If Cash Settlement or Net Share Settlement is applicable with respect to the Transaction and any Exchange Business Day during the related Unwind Period is a Disrupted Day, then the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Cash Settlement Amount, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on the conditions of Rule 10b-18 in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Exchange Business Day during such Unwind Period shall be adjusted by the Calculation Agent for purposes of determining the Cash Settlement Amount to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the stock loan fee incurred by Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one-month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction in a commercially reasonable manner exceeds a weighted average rate equal to [•][5] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeds a weighted average rate equal to [•][6] basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one-month period.

[5]	Insert Initial Stock Loan Rate specified by Party B in instruction under the Sales Agreement.
[6]	Insert Initial Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

11

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The Transaction shall be effective if and only if Shares are sold by the Forward Seller acting as forward seller for Party A on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Forward Seller acting as forward seller for Party A on or after the Trade Date and prior to such termination.

Interpretive Letter:

Party B agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act.

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants as of the date hereof to, and agrees with, Party A that:

(a)

on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to the Transaction, (A) Party B is not, and shall not be, aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed in the prior 12 months and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is, and shall be, no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made,

12

not misleading and (C) Party B is neither entering into this Confirmation nor will be making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)

It will provide Party A written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than [7.5%][7] of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(e)

No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(g)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(h)	Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates

[7]	Use 4.5% for non-US banks.

13

or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that in the reasonable judgment of Party A is reasonably likely to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(l)

Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(m)

During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(n)

Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(o)

No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act.

(p)

Upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or Potential Event of Default, Party B will so notify Party A in writing within one Scheduled Trading Day.

(q)

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(r)

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(s)

Ownership positions of Party B’s common stock held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership” by Party A for the purposes of Article II of the Amended and Restated Articles of Incorporation of Party B, as may be amended and supplemented from time to time (the “Articles”), including without limitation Section 6(b) thereof.

Certain Acknowledgments and Agreements of Party B: Party B hereby acknowledges and agrees that:

(a) (i)

during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(i)

during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

15

(iv)

any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(b)

Without limiting the generality of Section 13.1 of the 2002 Definitions, Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(c)

Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

Covenants of Party B:

Subject to the circumstances described under “Private Placement Procedures”, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any Additional Transaction.

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Deadline for Designating an Early Termination Date and Payment Suspension:

If either party provides notice to the other party that there has occurred (1) an Event of Default as to which Party B is the Defaulting Party; (2) a Potential Event of Default with respect to Party B or (3) a Termination Event as to which Party B is the sole Affected Party, then, notwithstanding Section 9(f) of the Agreement and unless Party A and Party B otherwise agree in writing, after 30 calendar days have elapsed following such notice, (i) Party A shall have no further right to designate an Early Termination Date by reason of the aforementioned Event of Default or Termination Event and (ii) the aforementioned Event of Default or Potential Event of Default shall be deemed to cease to be continuing for the purposes of Section 2(a)(iii)(1) of the Agreement. Party A hereby agrees to provide any notice referred to in the preceding sentence as promptly as practicable after it determines, acting in good faith, that the aforementioned Event of Default, Potential Event of Default or Termination Event has occurred.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events: The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate of [•][8] basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price

[8]	Insert Maximum Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

17

Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A in a commercially reasonable manner;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement by Issuer of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting or the occurrence of any Hedging Disruption (with Party A as the Hedging Party); provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; or

(e)	Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article V of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in good faith and in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) other than pursuant to the Exchange Act of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in good faith and in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

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Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least two Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If an event or circumstance is an Acceleration Event under both this Confirmation and any Additional Confirmation and the designation of a Termination Settlement Date under one such confirmation would cure the Acceleration Event under the other such confirmation, then Party A shall first designate a Termination Settlement Date under the confirmation with the first occurring Maturity Date before designating a Termination Settlement Date under the other confirmation.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenants of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise reasonably determines, based on advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenants of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

19

Party B acknowledges that (i) during any Unwind Period Party B shall not attempt to exercise any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Party B further agrees to act in good faith with respect to the Agreement and this Confirmation.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “Derivatives Personnel” means any employee on the trading side of Party A (or its affiliate) and any other person or persons designated from time to time by Party A.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.5 times the Initial Base Amount, subject to reduction by the number of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions.

Transfer and Assignment:

Party A may assign or transfer all, but not less than all, of its rights and duties hereunder to any affiliate of Party A; provided that, under the applicable law effective on the date of such transfer or assignment, Party B will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Party B would have been required to pay Party A in the absence of such transfer or assignment; and Party B will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Party B would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by [Party A] or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of [Party A] at the time of such assignment

20

or transfer. Notwithstanding the above or any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction, and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance. Notwithstanding anything to the contrary (including anything in this Paragraph), at all times, Party A and its transferee or assignees shall be entitled to provide a US Tax Form W-9, W-8ECI or W-8IMY (certifying to its status as “qualified derivatives dealer” and hereby representing that it is not subject to US withholding tax with respect to adjustment or payments in respect of any dividends or distributions), with respect to any payments or deliveries under this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

21

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the outstanding Shares as of the Trade Date (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

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Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Tanger Inc.

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

Attn: Michael Bilerman, Executive Vice President, CFO and CIO

Email: michael.bilerman@tanger.com, with a copy to

Jessica Norman, email: jessica.norman@tanger.com

Telephone: (336) 834-6896

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices:

The Office of Party A for the Transaction is: [Atlanta][New York][Toronto] [London][Inapplicable, Dealer is not a Multibranch Party][Montrouge cedex, France][Charlotte][•]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

23

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)

[Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and] [Party A to be a “financial participant” within the meaning of Section 101(22A) of the Bankruptcy Code; and]

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Article 5 of the New York General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

24

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Tax Matters:

(a)

Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than amounts payable hereunder that may be considered to be treated as interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:[9]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) or a disregarded entity of such a U.S. person for U.S. federal income tax purposes.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

[Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It certifies that it is a “qualified derivatives dealer” for US tax purposes and that Party B is not required to collect any US withholding tax with respect to any adjustment or payment in respect of any dividends or distributions with respect to the Shares.]

[9]	Tax provisions to be customized for relevant Dealer.

25

[It is a disregarded entity for U.S. federal income tax purposes that is wholly owned by Credit Suisse (USA), Inc., which is a “United States person” for U.S. federal income tax purposes as that term is defined in section 7701(a)(30) (or any applicable successor provision) of the Code (as defined below).]

[It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, it is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.]

[It is a limited liability company organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a limited liability company organized under the laws of the State of Delaware and is a United States resident for U.S. federal income tax purposes.]

[It is a bank organized under the laws of Canada. It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation is effectively connected with its conduct of a trade or business within the United States.]

[It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]

26

[It (or its regarded owner for U.S. federal income tax purposes) is a “U.S. Person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and section 7701(a)(30) of the Code (as defined below)) for U.S. federal income tax purposes.]

[•]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of North Carolina, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in paragraph “(a) Payer Tax Representations” under the heading “Tax Matters,” and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions in any other agreement between the parties to which a Transaction relates, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

27

(c)

Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each of Party A and Party B shall provide to the other party the following tax forms, documents or certificates, as applicable: (i) Party B agrees to deliver a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, with “corporation” box checked on line 3 thereof, (ii) Party A agrees to deliver U.S. Internal Revenue Service Form W-9, W-8ECI or W-8IMY (certifying to its status as “qualified derivatives dealer”), or any successor thereto, and (iii) Party A and Party B agree to deliver any other form or document that may be required or reasonably requested by the other party in order to allow such party to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate. In each case, such form or document shall be completed accurately and in a manner reasonably acceptable to the other party and shall be delivered (a) in the case of (i) and (ii), above, on or before the date of execution of this Confirmation; (b) promptly upon reasonable demand by the other party; and (c) promptly upon learning that any such tax form previously provided by Party A or Party B, respectively, has become inaccurate or incorrect.

Counterparts:

(a)

Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(b)	Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by email.

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

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[U.S. Resolutions Stay Protocol:]

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Canadian Resolution Stay Protocol:]

The terms of the Canadian Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of this Agreement, and this Agreement shall be deemed a Covered Agreement for purposes thereof. In the event of any inconsistencies between this Agreement and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.

[•]10

[Remainder of page intentionally left blank]

[10]	Any Dealer boilerplate.

29

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

TANGER INC.

By:
Name:
Title:

30

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[11]	Forward Price Reduction Amount[12]

Trade Date	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]

[11]	Insert Forward Price Reduction Dates specified by Party B in instruction under the Sales Agreement.
[12]	Insert Forward Price Reduction Amounts specified by Party B in instruction under the Sales Agreement.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control necessary to effect a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

ANNEX B

PRICING SUPPLEMENT

Date:	[ ], 20[ ]

To:	Tanger Inc.

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [        ], 20[    ] (the “Confirmation”) between Tanger Inc. and [DEALER NAME].

Terms not otherwise defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [ ];

(b)	the Base Amount shall be [ ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c)	the Initial Forward Price shall be USD [ ].

[Signature Pages Follow]

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

TANGER INC.

By:
Name:
Title:

2